Exhibit 10.01

THIRD AMENDMENT TO REVOLVING LOAN AGREEMENT,
PROMISSORY NOTE AND OTHER LOAN DOCUMENTS

        AGREEMENT, made this 22nd day of September 2006 (this “Agreement”) between JACLYN, INC. (“Borrower”), a corporation organized and existing pursuant to the laws of the State of Delaware, having an address at 635 59th Street, West New York, New Jersey 07093 (hereinafter referred to as, “Borrower”) and TD BANKNORTH, N.A., successor by merger to HUDSON UNITED BANK (hereinafter referred to as, “Lender”) located at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430.

W I T N E S S E T H:

      WHEREAS:

    A.        Borrower entered into a revolving loan agreement with Hudson United Bank (Hudson) on December 23, 2002 and pursuant to such revolving loan agreement, Borrower executed and delivered to Hudson its promissory note in the original principal amount of THIRTY-TWO MILLION AND 00/100 (32,000,000.00) DOLLARS dated December 23, 2002 (the “Revolving Note”);

    B.            Borrower subsequently requested that Hudson increase the amount of funds available under the Revolving Loan from “THIRTY-TWO MILLION AND 00/100 (32,000,000.00) DOLLARS”to “FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS,” extend the maturity date of the Revolving Loan and Revolving Note from “December 1, 2004”to “December 1, 2005,” increase the amount of the direct debt sub-limit under the Revolving Loan from “$22,000,000.00” to “$25,000,000.00,” increase the over-advance limit from “$5,000,000.00” to “$8,000,000.00” for the period July 31st through November 30th and make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement;

    C.            Hudson agreed to increase the amount of funds available under the Revolving Loan from “THIRTY-TWO MILLION AND 00/100 (32,000,000.00) DOLLARS”to “FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS,” to extend the maturity date of the Revolving Loan and Revolving Note from “December 1, 2004” to “December 1, 2005,” to increase the amount of the direct debt sub-limit under the Revolving Loan from “$22,000,000.00” to “$25,000,000.00,” to increase the over-advance limit from “$5,000,000.00” to “$8,000,000.00” for the period July 31st through November 30th and to make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement strictly in accordance with the terms and conditions of a first amendment to revolving loan agreement, promissory note and other loan documents dated October 23, 2003 (the revolving loan agreement dated December 23, 2002 as amended by the first amendment to revolving loan agreement, promissory note and other loan documents dated October 23, 2003 are hereinafter collectively referred to as, the “Loan Agreement”);

    D.            In connection with the first amendment, Borrower executed and delivered to Hudson its promissory note dated October 23, 2003 in the original principal amount of $40,000,000.00 (the “Restated Secured Revolving Note”);

    E.            Borrower again requested that Hudson continue to provide financing under the Revolving Loan, extend the maturity date of the Revolving Loan and Restated Secured Revolving Note from “December 1, 2005” to “December 1, 2007,”modify the interest rate on Advances and otherwise modify the terms and conditions of the aforementioned revolving loan agreement;

    F.            Hudson agreed to continue to provide financing under the Revolving Loan, to extend the maturity date of the Revolving Loan and Restated Secured Revolving Note from “December 1, 2005” to “December 1, 2007,”to modify the interest rate on Advances and to otherwise modify the terms and conditions of the aforementioned revolving loan agreement in accordance with the terms and conditions of a second amendment to revolving loan agreement, promissory note and other loan documents dated May 5, 2005 (the revolving loan agreement dated December 23, 2002 as amended by the first amendment to revolving loan agreement, promissory note and other loan documents dated October 23, 2003 and the second amendment to revolving loan agreement, promissory note and other loan documents dated May 5, 2005 are hereinafter collectively referred to as, the “Loan Agreement”);

    G.            Borrower has now requested that Lender increase the amount of funds available under the Revolving Loan from “FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS”to “FIFTY MILLION AND 00/100 (50,000,000.00) DOLLARS,” extend the maturity date of the Revolving Loan and Restated Revolving Note from “December 1, 2007” to “December 1, 2008,” increase the amount of the direct debt sub-limit under the Revolving Loan from “$25,000,000.00” to “$30,000,000.00,” increase the over-advance limit from “$8,000,000.00” to “$12,000,000.00” for the period June 30th through October 31st, release Investments (JLN) Ltd. and Josell Global Sourcing Ltd. (which are no longer in existence) from their respective guaranties of the obligations of Borrower to Lender and to make certain other modifications and changes to the terms and conditions of the Loan Agreement; and

    H.            Lender has agreed to increase the amount of funds available under the Revolving Loan from “FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS”to “FIFTY MILLION AND 00/100 (50,000,000.00) DOLLARS,” to extend the maturity date of the Revolving Loan and Restated Revolving Note from “December 1, 2007” to “December 1, 2008,” to increase the amount of the direct debt sub-limit under the Revolving Loan from “$25,000,000.00” to “$30,000,000.00,” to increase the over-advance limit from “$8,000,000.00” to “$12,000,000.00” for the period June 30th through October 31st, to release Investments (JLN) Ltd. and Josell Global Sourcing Ltd. from their respective guaranties of the obligations of Borrower to Lender and to make certain other modifications and changes to the terms and conditions of the Loan Agreement strictly as set forth in this Agreement.

        NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

    1.            In connection with Lender’s agreement to increase the amount of funds available under the Revolving Loan, Borrower has this date executed and delivered to Lender its promissory note in the original principal amount of FIFTY MILLION AND 00/100(50,000,000.00) DOLLARS in the form attached hereto as Schedule A (hereinafter, the “Second Restated Secured Revolving Note”) which note shall replace and supersede, but shall not be considered a repayment of, the Restated Secured Revolving Note. Any and all interest due and owing under the Restated Secured Revolving Note and any further amounts evidenced by the Restated Secured Revolving Note shall hereafter be evidenced by the Second Restated Secured Revolving Note and any unpaid interest under the under the Restated Secured Revolving Note shall be payable on the first payment date on the Second Restated Secured Revolving Note.

    2.           Section 1.24 of the Loan Agreement is amended to read as follows:

“1.24. “Guarantor” shall mean JLN, INC., Bonnie International (Hong Kong) Ltd., The Bag Factory Inc., Max N. Nitzberg, Inc., Topsville, Inc., and any other Person who shall, at any time, agree to be a guarantor or surety for Borrower.

    3.           Section 1.30 of the Loan Agreement is amended to read as follows:

“1.30. “Loan Interest Rate” shall mean the Prime Rate until January 31, 2006 and thereafter the “Base Rate” (as hereinafter defined) of Lender. The “Base Rate” shall mean the fluctuating rate of interest announced from time to time by Lender as its “Base Rate.” Any interest that has the Base Rate as a factor will change immediately upon Lender’s announcement of its new rate. The Base Rate is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Base Rate index becomes unavailable during the term of the Loan, Lender may designate a substitute index. Interest shall be computed by the Bank on the basis of actual days elapsed, divided by a 360-day year.

    4.           Section 1.39 of the Loan Agreement is amended to read as follows:

“1.39. “Prime Rate” means the fluctuating rate of interest, which is determined periodically, announced from time to time by Hudson United Bank as its “Prime Rate.”

    5.           Section 1.47 of the Loan Agreement is amended to read as follows:

“1.47. “Termination Date”shall mean the earlier of December 1, 2008, or the date on which Lender terminates this Agreement pursuant to Section 12.1 of this Agreement.”

    6.           Section 2.1 of the Loan Agreement is amended to read as follows:

“2.1. Advances. Subject to the terms and conditions of this Agreement including, without limitation, the Maximum Facility and relying upon the representations and warranties set forth in this Agreement, for so long as no Default or Event of Default shall have occurred and shall be continuing, Lender shall make Advances to Borrower on its request, from time to time during the term of this Agreement in an amount (“Borrowing Capacity”) not to exceed at any one time outstanding the lesser of:

    (a)        THIRTY MILLION and 00/100 (30,000,000.00) DOLLARS, or

    (b)        the sum of (i) eighty-five (85) percent of the face amount of Borrower’s Eligible Receivables, (ii) fifty (50) percent of the Value of Borrower’s Eligible Inventory, and (iii) fifty (50) percent of the outstanding face amount of Letters of Credit issued under this Agreement, plus in each case, for the period from June 30th through October 31st only $12,000,000.00, provided an officer of Borrower submits to Lender an Authenticated Record within twenty (20) days of the end of June, July, August, September and October certifying that sixty-five (65) percent of the Value of all Eligible Inventory is subject to confirmed bona fide purchase orders with unrelated third parties. Value shall mean the lower of cost or the fair market value of such Inventory, as reflected on the books and records of Borrower.

        For the purpose of calculating the Borrowing Capacity under Subsection 2.1(b), the face amount of all Letters of Credit shall be deducted from such sum. Within the limits of the Borrowing Capacity, and subject to the limitations set forth in this Agreement, Borrower may borrow, repay and re-borrow Advances.”

    7.           Article 2.A of the Loan Agreement is amended to read as follows:

“2.A Letters of Credit. At the request of Borrower or a Guarantor, and upon execution of Lender’s customary Letter of Credit documentation, Lender shall issue Letter(s) of Credit on behalf of Borrower or a Guarantor. The Letters of Credit shall be on terms mutually acceptable to Lender and Borrower or the Guarantor, as the case may be, and no Letter of Credit shall have an expiration date later than ninety (90) days after the Termination Date and shall not contain an evergreen clause or any other automatic renewal provision. Any drawing under the Letter of Credit shall be deemed an Advance made to Borrower, without request therefore, immediately upon payment on any such draft or drawing. In connection with the issuance of a Letter of Credit, Borrower shall pay to Lender issuance, wire, discrepancy and other fees as agreed to by Borrower and Lender. If there is any dispute between the beneficiary and Borrower or the Guarantor regarding the terms and conditions of any Letter of Credit or the issuance or the payment of any drawing(s) under any such Letter of Credit, any such dispute shall be solely between the beneficiary and Borrower and/or the Guarantor and Borrower shall be obligated to pay to Lender any and all amounts paid by Lender, in the absence of Lender’s gross negligence or willful misconduct, to the beneficiary of the Letter of Credit without any defense, counterclaim or set-off, all of which are expressly waived.

        Subject to the terms and conditions of this Agreement, for so long as no Event of Default shall exist and be continuing, Lender shall issue Letters of Credit in its discretion at the request of Borrower or a Guarantor having an aggregate outstanding face amount equal to the lesser of (a) the Maximum Facility or (b) the amount calculated in accordance with Subsection 2.1(b). The sum calculated in accordance with clause (b) of the immediately preceding sentence shall be reduced by the outstanding principal balance of all Revolving Loans as they may vary from time to time.

        Lender has previously issued Letters of Credit for the account of Borrower and/or Guarantors. These Letters of Credit shall be considered issued under and in accordance with the terms and conditions of this Agreement and shall be subject to all of the benefits of and secured by the Collateral described in the General Security Agreement and the various Guaranty and Security Agreements.”

    8.           Section 3.1 of the Loan Agreement is amended to read as follows:

“3.1. Interest on Advances. Except as provided below, Borrower shall pay interest monthly, in arrears, on the first day of each month, commencing January 1, 2003 on the average daily unpaid principal amount of the Revolving Loan at a fluctuating rate which is equal to the Loan Interest Rate or, as provided below, the LIBOR rate. Notwithstanding the foregoing, on and after the occurrence and during the continuance of an Event of Default, Borrower shall pay interest on the Revolving Loan at a rate which is three (3) percent per annum above the Loan Interest Rate; provided, however, in no event shall any interest to be paid under this Agreement or under any Loan Document exceed the maximum rate permitted by law.

Notwithstanding the foregoing, Borrower, at any time shall be permitted to fix the interest rate payable on all or any portion of the Revolving Loan for a period of one, two or three months based on the corresponding LIBOR rate for such time period plus two hundred fifty (250) basis points for the period from December 23, 2002 until October 22, 2003, plus two hundred twenty-five (225) basis points for the period from October 23, 2003 until May 5, 2005 and thereafter plus two hundred (200) basis points. The interest on any such fixed rate Advance shall be due and payable on the maturity date of such Advance.”

    9.           Section 6.3 of the Loan Agreement is amended to read as follows:

(A) “6.3 Annual Financial Statements. Within ninety (90) days after the close of each Fiscal Year of Borrower unless an extension is granted or permitted by the Securities and Exchange Commission, but in any event within one hundred fifty (150) days of each Fiscal Year of Borrower, a complete copy of Borrower’s annual report on Form 10-K filed with the United Stated Securities and Exchange Commission containing an unqualified audit report on the financial statements of Borrower contained therein prepared by an independent certified public accountant, consisting of a balance sheet, statements of operations, statements of stockholders’ equity and statements of cash flow

    10.           Section 9.6 of the Loan Agreement is amended to read as follows:

“9.6. Distributions. Make any capital distribution in Property or return of capital, or purchase or redeem any of its stock or other securities, or retire any of its stock, or take any action which would have an effect equivalent to any of the foregoing; provided, however, that so long as no Event of Default shall have occurred and be continuing or would result from Borrower taking the following action, and further provided that Borrower’s Board of Directors shall approve same either prior to or subsequent to such action, Borrower may purchase or redeem its stock or other securities or retire its stock in accordance with the laws of its state of organization up to an aggregate amount of 125,000 shares during each Fiscal Year of Borrower and, in each case, may transfer to treasury all shares of stock so purchased or redeemed.

    11.           Section 9.19 of the Loan Agreement is amended to read as follows:

(B) “9.19. Effective Tangible Net Worth. Permit Borrower’s Effective Tangible Net Worth to be less than the amounts set forth below, tested annually, during the periods set forth below:

Amount		Time Period
10,500,000.00		Fiscal Year ending June 30, 2005
9,000,000.00	*	Fiscal Year ending June 30, 2006

_________________

        *For the Fiscal Year ending June 30, 2007 and each Fiscal Year thereafter, the minimum Effective Tangible Net Worth (ETNW) for such Fiscal Year shall be the minimum ETNW for the for the immediately preceding Fiscal Year increased by fifty (50) percent of the net profits of the Fiscal Year being tested, determined in accordance with the financial statements to be submitted to Lender pursuant to Article 6, and reduced as permitted by the next two paragraphs.

    12.           Article 9 of the Loan Agreement is amended by adding a new Section 9.20 to read as follows:

"9.20 Debt to Effective Tangible Net Worth. On and after June 30, 2005, permit the ratio of Borrower’s Debt to ETNW to be no greater than 2.25 to 1.0, which ratio shall change to be no greater than 2.50 to 1.0 on and after June 30, 2006 and thereafter, tested annually.”

    13.            Upon execution of this Agreement by Borrower, Lender hereby releases Investments (JLN) Ltd. and Josell Global Sourcing Ltd. from their guarantees of the obligations of Borrower to Lender and releases any liens or security interests granted in favor of Lender by either such entity. Upon execution of this Agreement by Borrower, Lender undertakes to discharge all

UCC-1 financing statements and any other lien recordations that have been filed against the assets of either such entity by Lender.

    14.            Borrower and Guarantors acknowledge and agree that the term “Obligation” or “Obligations,” as defined in the Loan Agreement, shall include the Second Restated Secured Revolving Note referred to in this Agreement.

    15.            Borrower acknowledges that in the event Lender and Borrower mutually agree to renew the Revolving Loan beyond the Termination Date of the Revolving Loan, Lender reserves the right to impose revised new and/or additional financial covenants relating to the Revolving Loan.

    16.            In order to induce Lender to increase the amount of funds available under the Revolving Loan and extend the revolving credit facility, Borrower represents and warrants to Lender that, except as disclosed in Borrower’s Annual Report on Form 10-K for the Fiscal Year ended June 30, 2005, Borrower’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2005, December 31, 2005, and March 31, 2005, press releases, and except as disclosed to Lender, since June 30, 2005, there has been (1) no material adverse change in the financial condition, assets, liabilities, business or operation (financial or otherwise) of Borrower and the Guarantor, taken as a whole, and (2) no damage, destruction or loss of any of Borrower’s or any Guarantor’s property, whether or not covered by insurance, materially and adversely affecting Borrower’s and the Guarantor’s business or property, taken as a whole.

    17.            Any reference in any document executed and/or delivered in connection with the Loan Agreement to the “Agreement” or the “Loan Agreement” shall mean the revolving loan agreement dated December 23, 2002 as amended by the first amendment dated October 23, 2003, the second amendment dated May 5, 2005 and this Agreement. All of the provisions of the Restated Secured Revolving Note, the Loan Agreement or any other document executed or delivered in connection with the Loan Agreement (collectively, the “Loan Documents”) are amended so that such terms shall be consistent with the provisions of this Agreement. Notwithstanding the foregoing and to the extent that there is any inconsistency between the provisions of those agreements and this Agreement, the provisions of this Agreement shall govern.

    18.            Lender’s agreement to increase the amount of funds available under the Revolving Loan from “FORTY MILLION AND 00/100 (40,000,000.00) DOLLARS”to “FIFTY MILLION AND 00/100 (50,000,000.00) DOLLARS,” to extend the maturity date of the Revolving Loan and Restated Revolving Note from “December 1, 2007” to “December 1, 2008,” to increase the amount of the direct debt sub-limit under the Revolving Loan from “$25,000,000.00” to “$30,000,000.00,” to increase the over-advance limit from “$8,000,000.00” to “$12,000,000.00” for the period June 30th through October 31st, to release Investments (JLN) Ltd. and Josell Global Sourcing Ltd. from their respective guaranties of the obligations of Borrower to Lender and to otherwise modify the Loan Agreement and the other Loan Documents is not and shall not be construed as a waiver of any current or future default under the Second Restated Secured Revolving Note, the Restated Secured Revolving Note, the Loan Agreement or any other Loan Document nor shall it preclude Lender from proceeding against Borrower on any such default. This Agreement is also not a relinquishment of any rights or remedies Lender may have in connection with the Second Restated Revolving Note, the Restated Secured Revolving Note, the Loan Agreement or any other Loan Document.

    19.           As a material condition to the entering into of this Agreement, Borrower and each Guarantor by executing this Agreement voluntarily and expressly waive any and all rights to assert a claim, counterclaim or defense which now exists of which they have actual knowledge against Lender arising out of or in any way connected with the Restated Secured Revolving Note, the Loan Agreement or any other Loan Document. The foregoing waiver shall apply to any action instituted by any of the undersigned and to any action or proceeding brought against any of the undersigned by Lender. The term “actual knowledge” means the conscious awareness of those officers of Borrower and the Guarantors who have given substantive attention to this Agreement, of facts or information relating to such a claim, counterclaim or defense, without undertaking any investigation to determine the existence or absence of any such facts or information, either within Borrower or any of the Guarantors or otherwise.

    20.            Borrower and each Guarantor by executing this Agreement acknowledge that there is due and owing on the Second Restated Secured Revolving Note as August 16, 2006 the principal sum of $32,717,423.13 of which $16,125,000.00 is direct debt and $16,592,423.13 consist of outstanding Letters of Credit.

    21.            Borrower and each Guarantor by executing this Agreement confirm that all of the representations and warranties set forth in the Loan Agreement are true and correct in all material respects, and that no default in the performance by Borrower of the covenants therein has occurred and is continuing on the date hereof. As of the date hereof, to Borrower’s actual knowledge (as such term is defined in paragraph 12 of this Agreement), there have been no changes to the information set forth in Schedules 5.2, 5.3, 5.8, 5.9, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18 and 5.23 of the Loan Agreement, except as set forth in the copies of such schedules annexed hereto.

    22.            BORROWER AND EACH GUARANTOR BY EXECUTING THIS AGREEMENT ACKNOWLEDGE THAT IT HAS HAD A FULL AND FAIR OPPORTUNITY TO REVIEW THIS AGREEMENT AND THE DOCUMENTS REFERRED TO HEREIN WITH COUNSEL OF ITS CHOICE AND THAT IT HAS BEEN ADVISED AS TO THEIR TERMS AND CONDITIONS, WHICH ARE ACCEPTABLE TO IT. FURTHER, EACH CONFIRMS THAT IN DELIVERING THIS AGREEMENT TO LENDER, IT IS NOT RELYING ON ANY PROMISE, COMMITMENT, REPRESENTATION OR UNDERSTANDING, EITHER EXPRESS OR IMPLIED, MADE BY OR ON BEHALF OF LENDER THAT IS NOT EXPRESSLY SET FORTH HEREIN, OR IN THE LOAN AGREEMENT, THE SECOND RESTATED SECURED REVOLVING NOTE, THE RESTATED SECURED REVOLVING NOTE OR ANY OTHER LOAN DOCUMENT. BORROWER AND EACH GUARANTOR BY EXECUTING THIS AGREEMENT AND THE SECOND RESTATED SECURED REVOLVING NOTE ACKNOWLEDGE AND UNDERSTAND THAT ALL OBLIGATIONS UNDER THE RESTATED SECURED REVOLVING NOTE ARE DUE AND PAYABLE IN ACCORDANCE WITH THE LOAN AGREEMENT AS AMENDED BY THIS AGREEMENT,UNLESS LENDER IN ITS SOLE

AND ABSOLUTE DISCRETION EXTENDS THE MATURITY DATE OF SUCH OBLIGATION AND THAT LENDER HAS NOT MADE ANY REPRESENTATION THAT IT WILL EXTEND THE MATURITY DATE OF SUCH OBLIGATION.

    23.            Borrower acknowledges that discussions may take place between itself and Lender concerning additional modifications of the Second Restated Revolving Note and the Loan Agreement after the date hereof. Lender in its sole and absolute discretion may terminate any such discussions at any time and for any reason or no reason and Lender shall have no liability for failing to engage in or terminating any such discussions. While the parties hereto may reach preliminary agreement as to the modification of one or more provisions of the Loan Agreement and/or the Second Restated Revolving Note, none of the undersigned shall be bound by any agreement on any individual point until agreement is reached on every issue and the agreement on all such issues has been reduced to a written agreement signed by Lender and Borrower. Further, the Loan Agreement may only be amended by a written agreement executed by Borrower and Lender and no negotiations or other actions undertaken by Lender shall constitute a waiver of Lender’s rights under this Agreement and/or the Second Restated Revolving Note except to the extent specifically set forth in a written agreement complying with the provisions of this paragraph.

    24.            This document may be executed in one or more counterparts and all such documents taken together shall be considered one original document. Capitalized terms used but not defined herein shall have the meanings assigned to those terms in the Loan Agreement (as such term is defined in recital paragraph C above).

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized on the day and year first above written

WITNESS: /s/ David Yanagisawa WITNESS: /s/ Larissa Tarbox	JACLYN, INC. by /s/ Anthony C. Christon Name: Anthony C. Christon Title: Chief Financial Officer TD BANKNORTH, N.A. by /s/ David Yanagisawa David S. Yanagisawa Senior Vice President

        For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor of the performance and payment of Borrower, does hereby approve all of the terms and conditions of this Agreement, does hereby approve the execution and delivery of this Agreement by Jaclyn, Inc., does hereby acknowledge and confirm its continuing liability and responsibility to TD Banknorth, N.A., successor by merger to Hudson United Bank with respect to the debts referred to in this Agreement and the Loan Agreement including, without limitation, the Second Restated Secured Revolving Note.

WITNESS: /s/ David Yanagisawa WITNESS: /s/ David Yanagisawa WITNESS: /s/ David Yanagisawa WITNESS: /s/ David Yanagisawa WITNESS: /s/ David Yanagisawa	Bonnie International
(Hong Kong) Limited

by /s/ Anthony C. Christon
Name: Anthony C. Christon
Title: Chief Financial Officer

Max N. Nitzberg, Inc.

by /s/ Anthony C. Christon
Name: Anthony C. Christon
Title: Chief Financial Officer

Topsville, Inc.

by /s/ Anthony C. Christon
Name: Anthony C. Christon
Title: Chief Financial Officer

The Bag Factory Inc.

by /s/ Anthony C. Christon
Name: Anthony C. Christon
Title: Chief Financial Officer

JLN, Inc.

by /s/ Anthony C. Christon
Name: Anthony C. Christon
Title: Chief Financial Officer

STATE OF NEW JERSEY COUNTY OF HUDSON	} }ss.: }

        I CERTIFY that on September 22, 2006, appeared before me, Anthony C. Christon, to me known, who, being by me duly sworn, did depose and say that he is the Chief Financial Officer & Treasurer of JACLYN, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of the corporation; that the seal affixed to the instrument is such corporate seal; that it was so affixed by order of the board of directors of the corporation, and that he signed his name thereto by like order.

/s/ Larissa Tarbox
Notary
STATE OF NEW JERSEY COUNTY OF PASSAIC	} }ss.: }

        I CERTIFY that on September 22, 2006, appeared before me, David S. Yanagisawa, to me known, who, being by me duly sworn, did depose and say that he is a Senior Vice President of TD BANKNORTH, N.A., successor by merger to HUDSON UNITED BANK, the corporation described in and which executed the foregoing instrument; that he knows the seal of the corporation; that the seal affixed to the instrument is such corporate seal; that it was so affixed by order of the board of directors of the corporation, and that he signed his name thereto by like order.

/s/ Larissa Tarbox
Notary
STATE OF NEW JERSEY COUNTY OF HUDSON	} }ss.: }

        I CERTIFY that on September 22, 2006, appeared before me Anthony Christon, to me known, who, being by me duly sworn, did depose and say that he is the Chief Financial Officer of Bonnie International (Hong Kong) Limited, the corporation described in and which executed the foregoing instrument; that he knows the seal of the corporation; that the seal affixed to the instrument is such corporate seal; that it was so affixed by order of the board of directors of the corporation and that he signed his name thereto by like order

/s/ Larissa Tarbox
Notary

STATE OF NEW JERSEY COUNTY OF HUDSON	} }ss.: }

        I CERTIFY that on September 22, 2006, appeared before me Anthony Christon, to me known, who, being by me duly sworn, did depose and say that he is the Chief Financial Officer of JLN, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of the corporation; that the seal affixed to the instrument is such corporate seal; that it was so affixed by order of the board of directors of the corporation and that he signed his name thereto by like order

/s/ Larissa Tarbox
Notary

STATE OF NEW JERSEY COUNTY OF HUDSON	} }ss.: }

        I CERTIFY that on September 22, 2006, appeared before me Anthony Christon, to me known, who, being by me duly sworn, did depose and say that he is the Chief Financial Officer of Max N. Nitzberg, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of the corporation; that the seal affixed to the instrument is such corporate seal; that it was so affixed by order of the board of directors of the corporation and that he signed his name thereto by like order

/s/ Larissa Tarbox
Notary

STATE OF NEW JERSEY COUNTY OF HUDSON	} }ss.: }

        I CERTIFY that on September 22, 2006, appeared before me Anthony Christon, to me known, who, being by me duly sworn, did depose and say that he is the Chief Financial Officer of Topsville, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of the corporation; that the seal affixed to the instrument is such corporate seal; that it was so affixed by order of the board of directors of the corporation and that he signed his name thereto by like order

/s/ Larissa Tarbox
Notary
STATE OF NEW JERSEY COUNTY OF HUDSON	} }ss.: }

        I CERTIFY that on September 22, 2006, appeared before me Anthony Christon, to me known, who, being by me duly sworn, did depose and say that he is the Chief Financial Officer of The Bag Factory Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of the corporation; that the seal affixed to the instrument is such corporate seal; that it was so affixed by order of the board of directors of the corporation and that he signed his name thereto by like order

/s/ Larissa Tarbox
Notary